EXHIBIT 10.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) made and entered into as of June 12, 2009 by and between Tamm Oil and Gas Corp., a Nevada corporation (hereinafter referred to as or “TAMO”), and Petrocorp Inc., a Delaware corporation (the “PTCP”).

RECITALS

WHEREAS, the PTCP owns all of the membership interests (the “Interests”) in Union Energy (Alberta), LLC, a Colorado limited liability company (“UEA”); and

WHEREAS, TAMO desires to acquire the Interests in exchange for 1,000,000 shares of TAMO common stock (the “TAMO SHARES”) and PTCP is willing to sell the Interests to TAMO in exchange for  the TAMO SHARES.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.	PURCHASE OF THE SHARES AND CONSIDERATION

1.1         Interests Being Purchased. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the “Closing”), PTCP sell, assign, transfer and deliver to TAMO the Interests.

1.2          Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Interests Sold to TAMO, at the Closing TAMO shall issue and deliver the TAMO Shares to PTCP.

2.	THE CLOSING

2.1          Time and Place. The closing of the transactions contemplated by this Agreement shall be held at the offices of Frank J Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, NY 10607, at 4:00 p.m. on June 12, 2009, or on such other date and at such other time and place as the parties may agree upon in writing (the “Closing”).

2.2          Deliveries by PTCP. At the Closing, PTCP shall deliver an instrument, reasonably satisfactory to TAMO and its counsel, conveying the Interests, the resignation of all officers of UEA and documents electing persons designated by TAMO as officers of UEA.

2.3          Deliveries by TAMO. At the Closing, TAMO shall deliver the certificates for the TAMO SHARES registered in the name Petrocorp Inc.

3.	REPRESENTATIONS AND WARRANTIES OF PTCP

PTCP, represents and warrants to TAMO as follows:

3.1         Title. PTCP  owns all of the Interests, and shall transfer to TAMO at the Closing good and valid title to the Sold Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description.  PTCP is not a party to any voting trust, proxy, or other agreement or understanding with respect to the Interests.

3.2         Valid and Binding Agreement. PTCP has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein.  This Agreement has been duly executed and delivered by PTCP and constitutes the valid and binding obligation of PTCP, enforceable in accordance with its terms.

3.3          No Conflict. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which PTCP is a party or by which PTCP or PTCP’s property is bound, or to the knowledge of PTCP any existing applicable law, rule, regulation, judgment, or court order. PTCP is not and will not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4           Accurate Information. The information filed by PTCP pursuant to the Securities Act of 1933, as amended (the “1933 Act”) and the Securities and Exchange Act of 1934, as amended (the “1934 Act”) is true accurate and complete and does not omit any facts, necessary to make such documents not misleading.

                                3.5           Litigation. There is no claim, action suit or proceeding, at law or in equity, pending or threatened against PTCP or UEA, (nor, to the knowledge of PTCP, is there any basis therefor) that might result, either in any case or in the aggregate, in any material adverse change in the business of UEA, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against PTCP or relating to UAE or the Interests having, or which insofar as can be reasonably foreseen, in the future may have, any such effect. There is no claim, action, suit or proceeding by PTCP currently pending or which PTCP intends to initiate that might potentially result in a counterclaim affecting UEA or the Interests Shares.

 3.6         Organization.

3.6(a)    PTCP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of PTCP.

3.6(b)  UEA is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado, has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of UEA. The copies of the Articles of Organization as certified by the Secretary of State of Colorado, and the operating agreement of UEA, as certified by the Secretary of UAE which will be delivered to TAMO for examination prior to the Closing, are complete and correct copies of such constituent documents of UEA in effect on the date hereof.

                              3.7 Property of UEA.    UAE owns, in fee simple absolute, the property set forth on Schedule 3.7 hereto.

                4.             INVESTMENT REPRESENTASTION

                PTCP acknowledges that the certificates for the TAMO SHARES will be restricted securities under the Securities Act and will bear a restrictive legend and TAMO’s transfer agent will maintain stop transfer instructions with respect to the certificates and the shares represented thereby.  PTCP represents that it is acquiring the TAMO shares for investment, for its own account and not with a view to further distribution thereof.  The TAMO SHARES may not be sold by PTCP in the absence of a registration statement under the Securities Act or the availability of an exemption from registration.

5.	REPRESENTATIONS AND WARRANTIES OF TAMO

TAMO represents and warrants to PTCP as follows:

5.1          Authority. TAMO has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of TAMO. This Agreement has been duly executed and delivered by TAMO and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

5.2	Organization.

5.2(a)    TAMO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of TAMO.

5.2(b)      The copies of the Articles of Incorporation, and all amendments thereto, of TAMO as on file with the Securities and Exchange Commission and publicly available through the EDGAR system, are complete and correct copies of the Articles of Incorporation and bylaws of TAMO in effect on the date hereof. .

5.3	Capitalization.

5.3(a)    The authorized capital stock of TAMO  consists of 750,000,000 shares of Common Stock, $.001 par value, of which 62,780,000 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, $0.001 par value, of which there are no shares issued and outstanding. 17,000, 000 shares will be issued on closing for the acquisition of Asperago Holdings, Eleston SA and 116472 Alberta Ltd for their lands. All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Company’s charter documents or bylaws or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and Federal securities laws.

5.3(b)    There are 1,280,000 outstanding options and warrants with an average weighted exercise price of $1.75 issued and outstanding and no other options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever to which TAMO is a party or by which it is bound obligating TAMO to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of TAMO or obligating TAMO to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

 5.4          Litigation. Except for the previously disclosed Deepwell Oil and Gas actions in the court of Nevada, there is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against TAMO affecting any of its properties or assets or, to the knowledge of TAMO, against any officer or director of TAMO that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of TAMO or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against TAMO having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

5.5          Compliance with Applicable Law. TAMO has complied with all applicable laws, regulations, orders and other requirements of all governmental entities having jurisdiction over it and its assets, properties and operations, except in any case where the failure to comply would not have a material adverse effect on the business, assets or financial condition of TAMO. TAMO has not received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any governmental entity, applicable to TAMO or any of its assets, properties or operations.

5.6    No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or bylaws of TAMO, any agreement, contract, instrument, lease, license, agreement or undertaking to which TAMO is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which TAMO is bound or to which it or any of its assets or properties are subject.

5.7       Consent. TAMO is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any person is required to be obtained by TAMO in connection with the execution and delivery of this Agreement, other than (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on TAMO.

5.8 Compliance With Securities Laws

5.8(a) All reports required to be filed by TAMO with the Securities and Exchange Commission (collectively, the “Reports”) have been properly filed and comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to such Reports. None of the filed Reports contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

5.8(b) Except for a normal review of financials - No formal or informal investigation or examination by the Securities and Exchange Commission or by the securities administrator of any state is pending or threatened against TAMO.

                        5.8(c) TAMO has not been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

                                5.8(d) TAMO is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, TAMO from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

                                5.8(e) TAMO does not have a class of securities registered under and is not subject to Section 12(g) of the Securities Exchange Act of 1934.

5.9      Investment Company. TAMO is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither TAMO nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

6.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties’ obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

7.	TERMINATION

10.1       Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)       by mutual written consent of TAMO and PTCP;

(b)     by TAMO if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by PTCP; or

(c)          by PTCP if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by TAMO.

7.2       Effect of Termination. Termination of this Agreement in accordance with Section 7.1 may be effected by written notice from either TAMO or PTCP, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

8.	MISCELLANEOUS

8.1       Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

8.2       Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.3       Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

8.4       Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

8.5       Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6          Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.7       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.8       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as they are applied to contracts executed, delivered and to be performed entirely within such state.

8.9       Person. For purposes of this Agreement, the term “Person” shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

8.10     Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States or Canadian mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given at the close of the third business day after the deposit thereof in the United States or Canadian mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to TAMO:	At the address set forth below his name on the signature page of this Agreement.

If to the PTCP:	At the address set forth below its name on the signature page of this Agreement.

In either case with a copy to:

and                                                                         Frank J. Hariton, Esq.

                                                                                1065 Dobbs Ferry Road

                                                                                White Plains, New York 10607

8.11	Payment of Expenses.

                TAMO and PTCP shall each bear their own fees and expenses (including legal fees) incurred incident to the preparation and carrying out of the transactions contemplated herein.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

TAMM OIL AND GAS CORP.,

a Nevada corporation

By: /s/ Wiktor Musial

Name: WIKTOR MUSIAL, President

Address:	Suite 405, 505 8th Ave SW Calgary, AB, Canada T2P 1G2.

                                                                                           PETROCORP INC., a Delaware corporation

                                                                                         By:        /s/ James Fitzsimons

                                                                                          Name:  James Fitzsimons, President

                                                                                                    Address:    1065 Dobbs Ferry Road

                                                                                                                         White Plains, New York 10607

SCHEULE 3.7

Eight contiguous sections (totaling 5,120 acres) of oil sands leases in the Peace River Oil Sands Area of northern Alberta, Canada with a term of 15 years expiring on or about May 15, 2023.